UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

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Supplement to the Proxy Statement dated March 21, 2019
for the Annual Meeting of Shareholders to be held on May 9, 2019

On March 21, 2019, First Merchants Corporation (the “Company”) filed a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with its 2019 Annual Meeting of Shareholders to be held on May 9, 2019 (the “Annual Meeting”). At the Annual Meeting, the Company is requesting, among other things, that the shareholders of the Company approve the First Merchants Corporation 2019 Long-Term Equity Incentive Plan (the “2019 LTEIP”), as described under the heading “VOTING ITEM 3: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2019 LONG-TERM EQUITY INCENTIVE PLAN” of the Proxy Statement.

The Proxy Statement specifically sets forth that the 2019 LTEIP does not provide for “reload” or other automatic grants to any participant. However, as a result of discussions between representatives of the Company and certain investors, the Company has revised the 2019 LTEIP to clarify that point. Specifically, the second sentence of Section 6.01 has been revised to provide:

“Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; provided, however, no reload options may be granted.”

The proviso at the end of the revised sentence replaces the previous language in the 2019 LTEIP which provided: “without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered.”

Other than the change described above, all other terms of the 2019 LTEIP remain the same. The full text of the 2019 LTEIP, as revised, is included as Annex A to this Supplement. The Company’s Board of Directors recommends that shareholders vote “FOR” the proposal to approve the First Merchants Corporation 2019 Long-Term Equity Incentive Plan, as so revised.

The 2019 LTEIP will be presented for shareholder approval at the Company’s Annual Meeting and its effectiveness remains conditioned on the receipt of such approval. If a shareholder submits a proxy at any time (either prior to or after the date of this Supplement) indicating a vote in favor of the 2019 LTEIP proposal, such vote will constitute a vote in favor of that proposal, as clarified by this Supplement. If any shareholder has already properly submitted a proxy and would like to change their vote on any matter, such shareholder may revoke their proxy before it is exercised by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting in person at the Annual Meeting. If any shareholder would like a new proxy or has any questions, please contact our proxy solicitor:

Morrow Sodali LLC
470 West Avenue - 3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call toll free (877) 787-9239

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The information provided in this Supplement may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Brian T. Hunt
Secretary

Muncie, Indiana
April 26, 2019

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APPENDIX A

FIRST MERCHANTS CORPORATION
2019 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment and Term of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation 2019 Long- Term Equity Incentive Plan, conditioned upon and effective as of the date of approval of the Plan at a duly constituted meeting of the Company’s shareholders by the holders of the requisite number of shares of the Company’s stock, necessary to satisfy the requirements of the Company’s Articles of Incorporation and Bylaws, the rules of NASDAQ or any national exchange on which the Common Shares are listed, and any applicable federal or state law or regulation. Unless sooner terminated by the Board of Directors in accordance with Section 10.01, the Plan shall automatically terminate at the end of the business day on May 5, 2024.

Section 1.02. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by providing stock-based incentives to selected Employees who are expected to contribute materially to the success of the Company and its Subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interests of Employees in the continued success of the Company and its Subsidiaries. The Company believes that the Plan will assist its efforts to attract and retain quality Employees.

ARTICLE II
DEFINITIONS

Section 2.01. Definitions. When capitalized in this Plan, unless the context otherwise requires:

(a) “Award” means a grant made to a Participant pursuant to Article VI of this Plan.

(b) “Award Agreement” means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c) “Board of Directors” means the Board of Directors of the Company, as constituted at any time.

(d) “Cause” means:

(i)	professional incompetence;

(ii)	willful misconduct;

(iii)	personal dishonesty;

(iv)	breach of fiduciary duty involving personal profit;

(v)	intentional failure to perform stated duties;

(vi)	willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist orders; and

(vii)	any intentional material breach of any term, condition or covenant of an Award Agreement or the Plan.

(e) “Change of Control” means the first to occur of the following events:

(i)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Company, is or becomes the “beneficial owner” (as determined under Exchange Act Regulations §240.13d-3), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)	persons constituting a majority of the Board of Directors of the Company were not directors of the Company for at least the twenty-four (24) preceding months;

(iii)
the consummation of a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation and Human Resources Committee of the Board of Directors, consisting of two or more Non-Employee Directors who are “non-employee directors” as defined in Exchange Act Regulations §240.16b-3.

(h) “Common Share” means a share of common stock of the Company.

(i) “Common Shares Outstanding” means the total number of Common Shares outstanding as reflected in the Company’s financial statements as of the most recent fiscal year-end.

(j) “Company” has the meaning set forth in Section 1.01.

(k) “Constructive Termination” means the occurrence after a Change of Control of any of the following circumstances:

(i)
the assignment of the Employee of any duties inconsistent (unless in the nature of a promotion) with the position in the Company or any Subsidiaries that the Employee held immediately prior to the Change of Control, or a significant adverse reduction or alteration in the nature or status of the Employee’s position, duties or responsibilities or the conditions of the Employee’s employment from those in effect immediately prior to the Change of Control;

(ii)
a reduction in the Employee’s annual base salary, as in effect immediately prior to the Change of Control or as the same may be adjusted from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company or any Subsidiaries;

(iii)	the Corporation requires the Employee to be relocated anywhere other than its offices serving the market area of the Company or any Subsidiaries;

(iv)
the taking of any action to deprive the Employee of any material fringe benefit enjoyed by such Employee at the time of the Change of Control, or the failure to provide such Employee with the number of paid vacation days to which such Employee is entitled on the basis of years of service with the Company or any Subsidiaries and in accordance with the Company’s and any Subsidiaries’ normal vacation policy in effect at the time of the Change of Control; or

(v)
the failure to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company’s or any Subsidiaries’ life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change of Control, or the taking of any action which would directly or indirectly materially reduce any of such benefits.

A Constructive Termination shall be deemed to have occurred thirty (30) days after the Employee has given the Company written notice of any condition that the Employee believes constitutes Constructive Termination as defined herein, but only if the Company has failed within such thirty (30) day period to remedy such condition. Any failure by the Employee to give written notice, within ninety (90) days of its initial existence, of a condition that the Employee believes constitutes Constructive Termination as defined herein shall be deemed to be a waiver and consent by the Employee to the action or inaction by the Company causing the existence of the condition and shall not thereafter provide a basis for a claim by the Employee of Constructive Termination. In any Notice of Termination given by the Employee on account of Constructive Termination, the Date of Termination stated in such notice shall not be earlier than the date of Constructive Termination is deemed to have occurred, as provided above.

(l) “Date of Termination” means after the occurrence of a Change of Control, the date which is stated in the Notice of Termination or thirty (30) days from the date of delivery of such Notice of Termination, whichever comes first.

(m) “Director” means a member of the Board of Directors.

(n) “Disabled” or “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(o) “Employee” means any individual employed by the Company or any of its Subsidiaries.

(p) “Executive Officer” means an officer of the Company as defined in Exchange Act Regulations §240.3b-7.

(q) “Fair Market Value” of a Common Share means the value of the share on a particular date, determined as follows:

(i)
the closing price of a share of the Company’s common stock on such date, or if no sale took place, the last reported closing price of a share of the Company’s common stock on the most recent day on which a sale of a share of such stock took place as recorded on the NASDAQ stock market or the national securities exchange on which the common stock of the Company is listed on such date; or

(ii)
if the Company’s common stock is not listed on NASDAQ or any other national securities exchange on such date, the fair market value of a share of the Company’s common stock on such date as determined in good faith by the Committee.

(r) “Incentive Stock Options” means stock options issued to Employees which qualify under and meet the requirements of Code Section 422.

(s) “Non-Employee Director” means any Director of the Company who is not an Employee of the Company or any of its Subsidiaries.

(t) “Non-Qualified Stock Options” means stock options which do not qualify under or meet the requirements of Code Section 422.

(u) “Notice of Termination” means a written notice, communicated to an Employee, which shall indicate the specific termination provisions of the agreement relied upon (if applicable) and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for the Employee’s employment under the provisions of the agreement so indicated (if applicable).

(v) “Participant” means any person to whom an Award has been granted under this Plan.

(w) “Plan” means this First Merchants Corporation 2019 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on February 28, 2019, conditioned upon and effective as of the date of approval of the Plan by the Company’s shareholders, as such Plan may be amended from time to time as provided in Section 10.01.

(x) “Restricted Stock Award” means an Award of Common Shares that are nontransferable and/or subject to a substantial risk of forfeiture and/or other restrictions as provided in the Award Agreement.

(y) “Retirement Age” means age 55 and at least ten (10) Years of Service.

(z) “Retirement” means, in the case of an Employee, the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability on or after the day on which the Employee has attained his or her Retirement Age.

(aa) “Stock Award” shall have the meaning set forth in Section 6.02(a).

(bb) “Stock Option” shall have the meaning set forth in Section 6.02(b).

(cc) “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

(dd) “Years of Service” means the number of consecutive calendar years during which a Participant is employed or engaged by the Company or its Subsidiaries in service as an employee or a director.

ARTICLE III
ADMINISTRATION

Section 3.01. Administrative Committee. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

Section 3.02. Powers of the Committee. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees under the Plan, (iv) determine the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions applicable to Awards in accordance with the Plan, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

Section 3.03. Actions of the Committee. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members.

Section 3.04. Limitation of Liability. Members of the Board of Directors, members of the Committee and persons who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE IV
ELIGIBILITY

Any Employee of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan shall be eligible for the grant of Awards. The selection of the Employees to receive Awards shall be within the discretion of the Committee. More than one Award may be granted to the same Employee.

The Company has established a guideline stating that each Executive Officer who is selected as a Participant under the Plan should acquire and hold Common Shares equal in value to at least one hundred percent (100%) of his or her then current annual salary within six (6) years after he or she is first selected as a Participant. However, this guideline is not intended and shall not be construed to be a condition, restriction or risk of forfeiture applicable to any Award granted to a Participant under the Plan. Other Participants are also encouraged to acquire and hold Common Shares; however, the guideline only applies to Executive Officers.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01. Number of Common Shares. The shares subject to the Awards and other provisions of the Plan shall be the Company’s authorized but unissued or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company’s prior fiscal year, plus (ii) the sum of: (1) the number of Common Shares that were available for the grant of Awards but not granted under this Plan in any previous fiscal year; and (2) the number of Common Shares that were reacquired by the Company during the immediately preceding fiscal year (A) as the result of the forfeiture of Awards and/or the termination or cancellation of Awards that were not exercised or did not vest, and (B) in accordance with Section 11.06. However, in no event shall the number of Common Shares available for the grant of Awards in any fiscal year in accordance with the preceding sentence exceed one-and-one-half percent (1½%) of the Common Shares Outstanding as of the last day of the prior fiscal year.

The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be limited to two hundred fifty thousand (250,000), as adjusted pursuant to Section 5.02.

The aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options is one million two hundred thousand (1,200,000), as adjusted pursuant to Section 5.02.

No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

The assumption of awards granted by an organization acquired by the Company or the grant of Awards under this Plan in substitution for any such awards shall not reduce the number of Common Shares available for the grant of Awards under this Plan.

Section 5.02. Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this Section 5.02 shall be conclusive and binding for all purposes of the Plan.

ARTICLE VI
AWARDS

Section 6.01. Grant of Awards. Awards authorized under this Article VI may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; provided, however, no reload options may be granted. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

Section 6.02. Types of Awards. Awards may include, but are not limited to, the following:

(a) Stock Award. A “Stock Award” shall mean an Award that is made in Common Shares (with or without restrictions) or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other methods of fair valuation, as determined by the Committee.

(b) Stock Option. A “Stock Option” shall mean a right to purchase a specified number of Common Shares during a specified period and at a specified exercise price, as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. In addition to the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Code Section 422, Section 6.03(g), and this Article VI.

Section 6.03. Terms and Conditions of Awards; Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a) Number of Shares. The Award Agreement shall state, as appropriate, the type and total number of shares granted, and/or the type and total number of shares with respect to which Stock Options are granted.

(b) Vesting Period. Vesting periods shall be established by the Committee; however, the minimum vesting period of each Award shall be one (1) year. The minimum vesting period of an Award shall only be accelerated in the event of Disability pursuant to Section 8.03, in the event of death pursuant to Section 8.04, or in accordance with Article IX.

(c) Award Prices. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 6.03(g) of this Plan.

(d) Payment of Exercise Price; Deferral. The exercise price of a Stock Option (other than an Incentive Stock Option), and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award unless otherwise approved by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan. The Committee may, to the extent permitted by applicable law, permit Employees to defer Awards. Any such deferrals shall be subject to such terms, conditions and procedures that the Company may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Code Section 409A.

(e) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

(f) Rights as a Shareholder. Except as provided in Section 6.05, unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him or her, and, if payment is required, only after such shares are fully paid.

(g) Incentive Stock Options. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

(i)
Price. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a ten percent (10%) shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

(ii)
Exercise Period. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the Participant is a ten percent (10%) shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted if the Participant is not a ten percent (10%) shareholder.

(iii)	Limitation on Grants. No Incentive Stock Option shall be granted under this Plan after May 5, 2024.

(iv)
Limitation on Transferability. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Incentive Stock Option. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

(v)
Maximum Exercise Rule. The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds One Hundred Thousand Dollars ($100,000), the Stock Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non- Qualified Stock Option(s), notwithstanding any contrary provision of the applicable Award Agreement.

(h) Termination of Awards under Certain Conditions. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company and whether or not he or she has experienced termination due to Retirement, engages in any of the following activities without the prior written consent of the Company:

(i)	Directly or indirectly renders services to or for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

(ii)
Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

(i) Nontransferability. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Award. An Incentive Stock Option transferred pursuant to a domestic relations order may be deemed to be a Non-Qualified Stock Option as a result of such transfer.

Section 6.04. Election to Defer Grant or Receipt of Award. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program so long as such deferral is in accordance with Code Section 409A.

Section 6.05. Restriction on Sale or Transfer of Shares Issued to Executive Officers Under Plan. In addition to any other conditions or restrictions established under the terms of this Plan or by the Committee in any Award Agreement, all Common Shares issued to an Executive Officer under any Award, including both Stock Awards and Common Shares issued upon the exercise of Stock Options, shall be subject to the following restriction: twenty-five percent (25%) of the “net shares” issued to an Executive Officer under any such Award shall not be sold, assigned, transferred, pledged, encumbered or otherwise alienated or hypothecated by the Executive Officer until the earlier of (i) the date of the Executive Officer’s death, Retirement or other termination of employment with the Company or a Subsidiary, or (ii) the Date of Termination. For this purpose, “net shares” shall mean the number of whole Common Shares issued to the Executive Officer under an Award after subtracting the number of Common Shares, if any, transferred or surrendered by the Executive Officer to pay the exercise price of a Stock Option in accordance with Section 6.03(d) and/or to pay the Executive Officer’s withholding taxes associated with the Award in accordance with Article VII.

A book entry stock account shall be established in the name of each Executive Officer to whom Common Shares are issued subject to the restriction set forth in this Section 6.05, to which account the number of shares that are subject to such restriction shall be credited. The Executive Officer will be the beneficial owner of the Common Shares issued and credited to his or her stock account and, subject to the restriction set forth in this Section, shall have all rights of beneficial ownership in such shares including the right to vote the shares and receive the dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Common Shares until the restriction has lapsed in accordance with this Section and the Executive Officer makes a specific request in writing to the Company for such shares to be sold, transferred or delivered; provided, however, at any time following the lapse of such restriction, the Executive Officer may request that a stock certificate be issued and delivered to the Executive Officer representing all or part of the Common Shares credited to his or her stock account on which the restriction has lapsed.

ARTICLE VII
TAX WITHHOLDING OBLIGATIONS

Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

ARTICLE VIII
TERMINATION OF EMPLOYMENT

Section 8.01. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates for any reason other than the Participant’s Retirement, Disability or death: (1) the Participant shall forfeit all Restricted Stock Awards that are subject to a risk of forfeiture as of the date of his or her termination; and (2) the Participant may, only within the thirty (30)-day period immediately following the date of his or her termination (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination; provided, however, if a Participant’s employment is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all of his or her rights under any Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the Plan. For the purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment: (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days; (b) a leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the Participant returns to work within thirty (30) days after the end of such leave; and (c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

Section 8.02. Retirement. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Retirement: (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Stock Awards shall continue to be subject to the restrictions that were applicable to these Awards as of such date; and (2) the Participant may, on or after the date of his or her Retirement (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such Retirement. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the three (3) month period immediately following the date of the Participant’s Retirement (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.03. Disability. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Disability: (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her termination due to Disability; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (2) the Participant (or the Participant’s legal representative if he or she becomes incapacitated) may, on or after the date of his or her termination due to Disability (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination due to Disability. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the one (1) year period immediately following the date of the Participant’s termination due to Disability (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.04. Death. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of his or her employment): (1) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her death; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (2) the Participant’s estate, executor, administrator, personal representative or beneficiary may, on or after the date of the Participant’s death (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent the Participant was entitled to exercise them at the date of his or her death. If the Award being exercised under this Section is an Incentive Stock Option and the Participant dies prior to termination of his or her employment or within three (3) months following such termination, the Award may continue to be exercised as an Incentive Stock Option during the entire one (1) year period immediately following the Participant’s death (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

ARTICLE IX
CHANGE OF CONTROL

In the event of a Change of Control of the Company, if within two (2) years after the effective date of the Change of Control, a Participant’s employment with the Company or a Subsidiary is terminated by the Participant on account of Constructive Termination or by the Company other than for Cause, death, Disability, or Retirement (by and at the request of the Participant), then, (i) all Stock Options then outstanding shall become fully exercisable as of the Date of Termination, and (ii) all restrictions and conditions applicable to Restricted Stock Awards and other Stock Awards shall be deemed to have been satisfied as of the Date of Termination.

ARTICLE X
AMENDMENT OR TERMINATION

Section 10.01. Amendment, Suspension or Termination of Plan. The Board of Directors may amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation; however, without shareholder approval, neither the Plan nor any Award may be amended to permit: (i) the exercise price of a Stock Option to be reduced, directly or indirectly, (ii) a Stock Option to be canceled in exchange for a new Stock Option with an exercise price that is less than the exercise price of the original Stock Option, or (iii) the Company to repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Common Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. Unless sooner terminated by the Board of Directors, the Plan shall automatically terminate at the end of the business day on May 5, 2024. No Awards may be issued under the Plan while it is suspended or after it is terminated.

Section 10.02. Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to any Award, except the Committee may not accelerate the vesting of any Award.

ARTICLE XI
MISCELLANEOUS

Section 11.01. Governing Law. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

Section 11.02. Compliance with Code Section 409A. To the extent the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in a manner to be in compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Plan’s effective date, the Board of Directors determines that any Award may be subject to Code Section 409A, the Board of Directors may adopt such amendments to the Plan and the applicable Award Agreements or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions that the Board of Directors determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

Section 11.03. Rights of Employees. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.

Section 11.04    . Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

Section 11.05. Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such shareholder approval is required, and such arrangements may be either generally available or applicable only in specific cases.

Section 11.06. Share Counting Restriction. Common Shares may not be added back to the Plan reserve for future grants in the following circumstances: (i) Common Shares tendered as payment for a Stock Option exercise price; (ii) Common Shares withheld to cover taxes; (iii) Common Shares that have been repurchased by the Company using Stock Option exercise proceeds; and (iv) stock-settled Awards where only the actual Common Shares delivered with respect to an Award are counted against the Plan reserve.

Section 11.07. Clawback. Any Award made to a Participant is subject to recovery or “clawback” by the Company if the grant of the Award was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains). The Committee will determine whether a financial statement is materially inaccurate based on all the facts and circumstances.